UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212
 (Address of principal executive offices)

(604)737-0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item  5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 21, 2010, the holders of a majority of our issued and outstanding common stock approved an amendment to our bylaws (the “Bylaw Amendment”) and an increase in our authorized capital from 80,000,000 shares of common stock, par value $0.0001, to 300,000,000 shares of common stock, par value $0.0001 (the “Authorized Capital Increase”).  The number of shares of preferred stock we are authorized to issue did not change as a result of the Authorized Capital Increase.

The purpose of the Bylaw Amendment was to update our bylaws and make them more comprehensive, while the purpose of the Authorized Capital Increase was to reorganize our capital structure in connection with a recent change of control, which management believes will better position us to attract financing.

On January 31, 2011, pursuant to applicable securities laws, we formally effected the Bylaw Amendment and Authorized Capital Increase.  A copy of the Certificate of Amendment reflecting the Authorized Capital Increase is attached as Exhibit 3.1 hereto.

Item 9.01       Financial Statements and Exhibits

Exhibit 3.1	Certificate of Amendment dated January 31, 2011
Exhibit 4.1	Bylaws dated January 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011	BUCKINGHAM EXPLORATION INC.

	By:	/s/ Robin Relph
Robin Relph
President and Chief Executive Officer